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                                  Exhibit 6 (c)

     Amendment to the By-Laws of Canada Life Insurance Company of New York
                    passed by the Board on November 19, 1993









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                         [LANE & MITTENDORF LETTERHEAD]



                               December 27, 1994



David A. Hopkins, Esq.
The Canada Life Assurance Company
6201 Powers Ferry Road, N.W.
Suite 600
Atlanta, Georgia  30339

       Re:    Amendment to Declaration of Intention
              and Charter of Canada Life Insurance
              Company of New York
              -------------------------------------

Dear Mr. Hopkins:

       I enclose herewith for your records a copy of the Certificate of Amendment of Declaration of Intention and Charter of Canada Life Insurance Company of New York (the "Certificate of Amendment") as certified by the Westchester County Clerk. The Certificate of Amendment was approved by the New York State Insurance Department on December 7, 1994, and filed with Westchester County on December 21, 1994.

       For the completeness of your file, I have also enclosed a copy of the Insurance Department's letter of December 15, 1994, and a copy of my letter today advising the Insurance Department of the filing with Westchester County.

                                          Very truly yours,

                                          /s/ Owen M. Colligan

                                          Owen M. Colligan

OMC:mg
Enclosure

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SHORT CERTIFICATE

                               STATE OF NEW YORK

                              INSURANCE DEPARTMENT

                              SALVATORE R. CURIALE
                          SUPERINTENDENT OF INSURANCE


It is hereby certified that the annexed copy of Certificate of Amendment of the Declaration of Intention and Charter of CANADA LIFE INSURANCE COMPANY OF NEW YORK, of Harrison, New York, to amend Article Sixth regarding the Board of Directors, as approved by this Department December 7, 1994 pursuant to Section 1206 of the New York Insurance Law,


HAS BEEN COMPARED WITH THE ORIGINAL ON FILE IN THIS DEPARTMENT AND THAT IT IS A CORRECT TRANSCRIPT THEREFROM AND OF THE WHOLE OF SAID ORIGINAL.

     [OFFICIAL SEAL]                      IN WITNESS WHEREOF,  I have hereunto
                                          set my hand and affixed the official
                                          seal of this Department
                                          at the City of Albany,
                                          this 7th day of December, 1994.

                                          /a/ Robert A. Ginnelly

                                          Special
                                          DEPUTY SUPERINTENDENT OF INSURANCE


   [OFFICIAL DATE STAMP]                           [COUNTY CLERK STAMP]

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            DECLARATION OF INTENTION

                                      AND

                                    CHARTER

                                       OF

                         CANADA LIFE INSURANCE COMPANY
                                  OF NEW YORK


                      UNDER SECTION 1206 OF ARTICLE 12 OF
                   THE INSURANCE LAW OF THE STATE OF NEW YORK
                   ------------------------------------------







                                                        Filed by:

                                                        Lane & Mittendorf
                                                        99 Park Avenue
                                                        New York, New York 10016


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                            CERTIFICATE OF AMENDMENT

                                       OF

                            DECLARATION OF INTENTION

                                      AND

                                    CHARTER

                                       OF

                         CANADA LIFE INSURANCE COMPANY
                                  OF NEW YORK


                      UNDER SECTION 1206 OF ARTICLE 12 OF
                   THE INSURANCE LAW OF THE STATE OF NEW YORK
                   ------------------------------------------



       THE UNDERSIGNED, being the President and Secretary of Canada Life Insurance Company of New York, a New York corporation (the "Corporation"), do hereby certify and set forth:

       FIRST:     The name of the Corporation is Canada Life Insurance
Company of New York.

       SECOND:    The Declaration of Intention and Charter of the Corporation
was filed by the Department of Insurance of the State of New York on June 7, 1971.

       THIRD:     The Declaration of Intention and Charter of the Corporation
is hereby amended, pursuant to Section 1206 of Article 12 of the Insurance Law of the State of New York, in the following respect:

       Article SIXTH of the Declaration of Intention and Charter of the Corporation, which presently provides, inter alia, that the Board of Directors of the Corporation shall consist of the number of directors as may from time to time be determined in accordance with the By-Laws of the Corporation, but shall not be less than thirteen nor more than twenty-one in number, is hereby amended by deleting

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       Article SIXTH in its entirety and substituting therefor a new Article
       SIXTH in the following form:

       "SIXTH:    The Board of Directors of the Corporation shall consist of the number of Directors as may from time to time be determined in accordance with the By-Laws of the Corporation, but shall not be less than thirteen nor more than twenty-one in number; provided, however, that if the Corporation has admitted assets of less than $500,000,000, the Corporation may have not less than nine directors of which at least four must not be officers or employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity; provided, further, however, that, in the event that the Corporation has admitted assets of less than $500,000,000 and fewer than thirteen, but at least nine, directors, the number of directors of the Corporation shall be increased to not fewer than thirteen within one year following the end of the calendar year in which the Corporation exceeded $500,000,000 in admitted assets. Each Director shall be at least eighteen years of age, and at all times a majority of the Directors shall be citizens and residents of the United States and not less than three of the Directors shall be residents of the State of New York. The Directors shall not be required to hold any shares of stock of the Corporation. In the event that the number of Directors duly elected and serving shall be less than nine, or thirteen, if required, the Corporation shall not for that reason be dissolved, but the vacancy or vacancies shall be filled as hereinafter provided. The Directors shall be elected at each annual meeting of stockholders by the majority vote of those present and voting, a quorum being present, and each Director so elected shall hold office until a successor is duly elected and qualified. If any vacancy shall occur in the Board of Directors by death, resignation, removal or otherwise, the remaining members of the Board of Directors at a meeting called for that purpose on such notice as may be provided for in the By-Laws of the Corporation, or at any regular meeting, may elect a Director or Directors to fill the vacancy or vacancies and each Director so elected shall hold office until the next annual meeting of stockholders and until a successor has been duly elected and qualified."

                                      -2-

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       FOURTH:     The amendment to the Declaration of Intention and Charter
of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 803 of the Business Corporation Law of the State of New York by vote of the Board of Directors followed by the affirmative vote of the holder of all of the outstanding shares of stock of the Corporation at a meeting of shareholders duly called and held on the 24th day of February, 1994.

       IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 27th day of October, 1994, and affirm, under the penalties of perjury, that the statements made herein are true and correct.



                                          /s/ D. Allen Loney
                                          ------------------------------------
                                          D. Allen Loney, President



                                          /s/ David A. Hopkins
                                          -----------------------------------
                                          David A. Hopkins, Secretary





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